Exhibit 99.1

NRDC Acquisition Corp. Announces Plan to Continue Business as a REIT

NEW YORK, August 10, 2009 – NRDC Acquisition Corp. (“NRDC Acquisition”) (NYSE Amex: NAQ), a public investment vehicle, announced today that it has signed a framework agreement with its sponsor, NRDC Capital Management, LLC (“NRDC Capital Management”), which sets forth the steps NRDC Acquisition will take to continue its business as a corporation that will qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2010. NRDC Acquisition intends to invest in, acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. NRDC Acquisition may also acquire other retail properties, including power centers, regional malls, lifestyle centers and single-tenant retail locations, that are leased to national, regional and local tenants. The transactions contemplated by the framework agreement are expected to be completed prior to October 23, 2009, pending approval by NRDC Acquisition’s stockholders and warrantholders and subject to certain closing conditions. It is anticipated that, subject to stockholder approval, NRDC Acquisition will change its name to Retail Opportunity Investments Corp.

Consummation of the transactions contemplated by the framework agreement are conditioned upon, among other things, the approval by NRDC Acquisition’s stockholders and warrantholders of certain amendments to NRDC Acquisition’s certificate of incorporation and warrants, respectively. NRDC Acquisition’s warrantholders will be asked to amend their respective warrants to, among other things, (i) increase the exercise price from $7.50 to $12.00 per share in exchange for extending the warrant expiration by three years to October 23, 2014, and (ii) increase the price at which NRDC Acquisition’s common stock must trade before NRDC Acquisition is able to redeem the warrants from $14.25 to $18.75, for warrants issued in NRDC Acquisition’s IPO, and $22.00, for warrants issued to NRDC Capital Management prior to the IPO. It is also contemplated that approximately 20% of the outstanding shares that is held by NRDC Acquisition’s directors and affiliates that were acquired prior to NRDC Acquisition’s 2007 IPO will be cancelled. In addition, NRDC Acquisition has agreed with the underwriters in the initial public offering to reduce a portion of the deferred underwriting commissions, which were originally an aggregate of $14,490,000, in exchange for certain rights to participate in future securities offerings by NRDC Acquisition.

“We believe that the current market environment presents an extraordinary opportunity to acquire retail properties at compelling yields and at values substantially below their replacement cost, offering us the potential to achieve attractive risk adjusted returns for our stockholders over time primarily through dividends and secondarily through capital appreciation,” said Richard A. Baker, Chief Executive Officer of NRDC Acquisition who will become Executive Chairman of NRDC Acquisition upon completion of the transaction. “Our perception is that in the current capital constrained environment, many retail property owners are severely limited in their ability to repay upcoming debt maturities and to deploy capital needed for tenant improvements and other non-recurring capital expenditures, which is restricting their ability to retain existing and attract new tenants,” Mr Baker added.

“I am excited by the prospect of working with NRDC Acquisition’s experienced management team and board of directors to create a sophisticated and diversified vehicle for investors to access the U.S. real estate market,” said Stuart Tanz, who has agreed to become NRDC Acquisition’s Chief Executive Officer. “Our view is that necessity-based retail properties will fare better than other types of retail real estate as consumers will continue to spend on necessity items while cutting back on luxury and other non-essential purchases,” added Mr. Tanz.

NRDC Acquisition’s Management and Investment Team

Mr. Tanz was the Chairman, Chief Executive Officer and President of Pan Pacific Retail Properties, Inc. during which period its total market capitalization increased by 795%, from $447 million to over $4 billion. Mr. Tanz oversaw and administered all aspects of Pan Pacific’s business, management, finance and personnel and led its $146 million initial public offering on the New York Stock Exchange and ultimately in the sale of the company for $4.1 billion to Kimco Realty Corp. (NYSE: KIM) in November 2006. In addition to Mr. Tanz, John B. Roche has agreed to become NRDC Acquisition’s Chief Financial Officer. Mr. Roche was the Executive Vice President and Chief Financial Officer of New Plan Excel Realty Trust, Inc. from 2000 to 2007 where his area of responsibility included accounting and finance, treasury, budgeting, IT, human resources and administration functions. It is also anticipated that Mark Burton will become a director. Mr. Burton has been the Chief Investment Officer of Real Estate Department at Abu Dhabi Investment Council since 2007.

NRDC Acquisition anticipates that William L. Mack, who currently serves as the Chairman of its board of directors, Robert C. Baker, who currently serves as the Vice-Chairman of its board of directors, and Lee S. Neibart, who currently serves as our President, will resign from their executive positions but will continue to serve as directors.

Clifford Chance US LLP is advising NRDC Acquisition.

NRDC Acquisition Corp.

NRDC Acquisition is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more assets or control of one or more operating businesses.  Since its initial public offering, NRDC Acquisition’s activities have been limited to identifying and evaluating prospective acquisition targets.

Forward-looking statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. NRDC Acquisition’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, NRDC Acquisition’s expectations with respect to future performance, anticipated financial impacts of the proposed transactions, certificate of incorporation and warrant amendments and related transactions; approval of the proposed certificate of incorporation and warrant amendments and related transactions by shareholders and warrantholders, as applicable; the satisfaction of the closing conditions to the proposed transactions, certificate of incorporation and warrant amendments and related transactions; and the timing of the completion of the proposed transactions, certificate of incorporation and warrant amendments and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside NRDC Acquisition’s control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the REIT environment; (2) changes in the commercial finance and the real estate markets; (3) general economic conditions; and (4) legislative and regulatory changes (including changes to laws governing the taxation of REITs). Other factors include the possibility that the transactions contemplated by the framework agreement do not close, including due to the failure to receive required stockholder and warrantholder approvals, or the failure of other closing conditions.

NRDC Acquisition cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in NRDC Acquisition’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning NRDC Acquisition, the framework agreement, the related transactions or other matters and attributable to NRDC Acquisition or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. NRDC Acquisition cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. NRDC Acquisition does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

NRDC Acquisition intends to file a preliminary proxy statement with the SEC in connection with the proposed transactions and to mail a definitive proxy statement and other relevant documents to NRDC Acquisition stockholders and warrantholders. Stockholders and warrantholders of NRDC Acquisition and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and NRDC Acquisition’s warrantholders to be held to approve the transactions because this proxy statement will contain important information about NRDC Acquisition and the proposed transactions. Such persons can also read NRDC Acquisition’s final prospectus from its initial public offering dated October 23, 2007, its annual report on form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 13, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of NRDC Acquisition’s officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrantholders as of a record date to be established for voting on the proposed transactions, certificate of incorporation amendments and related transactions. Stockholders and warrantholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: NRDC Acquisition Corp., 3 Manhattanville Road, Purchase, NY 10577, Attention: Joseph Roos, telephone (914) 272-8066.

Participation in Solicitation

NRDC Acquisition, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of NRDC Acquisition’s stockholders and NRDC Acquisition’s warrantholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in NRDC Acquisition is contained in NRDC Acquisition’s Annual Report. NRDC Acquisition’s stockholders and warrantholders may also obtain additional information about the interests of its directors and officers in the transactions by reading the preliminary proxy statement and other relevant materials to be filed by NRDC Acquisition with the SEC when they become available.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of NRDC Acquisition, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Media Contact:

Lori Rhodes

LWP LLC

264 West 40th Street, PH1

New York, NY 10018

(212) 252-8881

Investor Contact:

Joseph Roos

NRDC Acquisition Corp.

3 Manhanttanville Road

Purchase, NY 10577

(914) 272- 8066